SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2011

ALERIS INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-173180 (Commission File Number)	27-1539680 (IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Beachwood, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Aleris Corporation (the “Aleris Board”) approved, in connection with and conditioned upon the completion of a proposed initial public offering of Aleris Corporation pursuant to a Registration Statement on Form S-1 initially filed by Aleris Corporation with the Securities and Exchange Commission on April 26, 2011 and as subsequently amended (the “Proposed IPO”), amendments to certain compensation arrangements covering certain executive officers of Aleris International, Inc. (the “Company”) to revise certain provisions of such arrangements in connection with the Proposed IPO. As generally described below, the Aleris Board approved, subject to and effective immediately prior to the effectiveness of the Proposed IPO: (i) amendments to the employment agreements of Steven J. Demetriou (our Chief Executive Officer), Roelof IJ. Baan (our Executive Vice President and Chief Executive Officer, Europe and Asia), Sean M. Stack (our Executive Vice President and Chief Financial Officer), Thomas W. Weidenkopf (our Executive Vice President, Human Resources and Communications), Christopher R. Clegg (our Executive Vice President, General Counsel and Secretary), and K. Alan Dick (our Executive Vice President and President, Rolled Products North America) (collectively, the “Named Executive Officers”); (ii) the amendment and restatement of Aleris Corporation’s 2010 Equity Incentive Plan (which was renamed the 2011 Equity Incentive Plan); (iii) the amendment and restatement of the Company’s 2004 Annual Incentive Compensation Plan (a cash bonus plan) (which was renamed the Aleris Corporation 2011 Management Incentive Plan); and (iv) amendments to the stock option and restricted stock unit (“RSU”) agreements with respect to all outstanding awards, including award agreements for our Named Executive Officers.

Employment Agreements

As of the date of our emergence from bankruptcy (the “Emergence Date”), the Company, together with Aleris Corporation, entered into employment agreements with each of our Named Executive Officers. As originally executed, for the U.S.-based executives, including Messrs. Demetriou, Stack, Weidenkopf, Clegg and Dick, the term of these employment agreements commenced upon the Emergence Date and generally terminates on the third anniversary of the Emergence Date, except that each term is automatically extended for additional one-year periods, unless either the executive or the Company provides notice within a specified time period (in the event of the Company’s election, one year with respect to Mr. Demetriou and six months with respect to the other Named Executive Officers or, in the event of the executive’s election, 90 days with respect to Mr. Demetriou and 60 days with respect to the other Named Executive Officers) of its intent not to renew. The term of the employment agreement with Mr. Baan (who is based in Switzerland) continues indefinitely until his employment is terminated with at least two months notice, either by the Company or by Mr. Baan.

Under Mr. Demetriou’s original agreement, without regard to amendments that will take effect immediately prior to the effectiveness of the Proposed IPO, in the event of a termination by the Company without Cause, or by Mr. Demetriou for Good Reason (as such terms are described in his employment agreement) that occurs after the first anniversary of the Emergence Date, Mr. Demetriou would be entitled to receive, in part, a cash severance payment equal to the product of (1) the sum of his base salary and the average bonus paid for the two most recent calendar years (provided that for these purposes, Mr. Demetriou will be deemed to have earned an annual bonus of $1,000,000 for each of 2009 and 2010), and

(2) the greater of (x) one and (y) a fraction, the numerator of which is the number of days from the date of termination through the expiration date of the then-outstanding term and the denominator of which is 365, in each case, payable in substantially equal installments consistent with the Company’s payroll practices over a period of two years following the date of termination.

The amendments approved by the Aleris Board effective immediately prior to the effectiveness of the Proposed IPO, provide that instead of the formula described above, Mr. Demetriou will receive 24 months of severance payments and benefits after a termination by the Company without Cause, or by Mr. Demetriou for Good Reason (as such terms are described in his employment agreement) or on a nonrenewal of his employment agreement, even if the termination is after the first anniversary of the Emergence Date and regardless of the number of months remaining in the term of his employment agreement. In addition, the Company will be required to provide only a 30-day notice of nonrenewal of the employment agreement, instead of a one-year notice. The severance payments will be made in equal installments over the 24-month severance period; however, in the event that such termination occurs in contemplation of a Change in Control or during the 12 months following a Change in Control (as defined in the 2011 Equity Incentive Plan), severance payments will be made in a lump sum to the extent allowable under Section 409A of the Code.

The Aleris Board also approved an amendment to the employment agreements for Messrs. Stack, Weidenkopf, Clegg and Dick, effective immediately prior to the effectiveness of the Proposed IPO to shorten the notice period for a non-renewal of the agreement by the Company from 6 months to 30 days and to adjust the severance benefit the executive is entitled to receive in such event to reflect the shortened notice period. Under the amended agreement, each executive would receive 18 months of severance on a nonrenewal, which coincides with the amount of severance he is currently entitled to receive after a termination of employment without Cause or by the executive for Good Reason (as such terms are described in each executive’s employment agreement). Since similar terms are not part of Mr. Baan’s employment agreement, the Aleris Board did not amend his agreement in this regard. If and when due, severance payments to Messrs. Baan, Stack, Weidenkopf, Clegg and Dick will be made in equal installments over the applicable severance period; however, the Aleris Board also approved an amendment to the employment agreements for each of these executives, effective immediately prior to the effectiveness of the Proposed IPO so that in the event such termination occurs in contemplation of a Change in Control (as defined in the 2011 Equity Incentive Plan) or during the 12 months following a Change in Control, severance payments will be made in a lump sum to the extent allowable under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or would be allowable if Section 409A of the Code were applicable.

Equity Incentive Plan and Management Incentive Plan

The material amendments to the Aleris Corporation 2011 Equity Incentive Plan are summarized below and will be effective immediately prior to the effectiveness of the Proposed IPO:

•	restating the plan and renaming it the Aleris Corporation 2011 Equity Incentive Plan;

•	increasing the number of shares authorized for issuance to reflect 4% of common stock outstanding;

•

updating the definition of Initial Investor so that an Initial Investor (as defined) ceases to be considered an Initial Investor once its ownership drops below 7.5% of the Voting Securities, and so that the term Initial Investor does not include an affiliate that is a person participating in the metals industry upon completion of the Proposed IPO for purposes of the definition of Change in Control;

•

incorporating various provisions and performance criteria related to performance-based awards for future use in compliance with Section 162(m) of the Code and currently included in the Aleris Corporation 2011 Management Incentive Plan (the “MIP”) for consistency;

•	modifying provisions regarding the transferability of awards based on public company status;

•	updating certain administrative provisions regarding amendments, termination and administration; and

•	eliminating the ability to provide awards under the plan to consultants.

The material amendments to the MIP are summarized below and will be effective immediately prior to the effectiveness of the Proposed IPO:

•	restating the plan at the Aleris Corporation level and renaming it the Aleris Corporation 2011 Management Incentive Plan;

•	updating the definition of Change of Control to conform to the 2011 Equity Incentive Plan;

•	updating the performance objective metrics that may be used for future bonus awards to conform to the performance-based grant features under the 2011 Equity Incentive Plan;

•	incorporating various provisions related to performance-based awards for future use in compliance with Section 162(m) of the Code; and

•	providing for pro-rated awards in event of participant’s death, disability or retirement based on actual performance at end of the relevant performance cycle.

Stock Option and RSU Grants

With respect to the grants of stock options and restricted stock units made to our named executive officers that are outstanding at the time of the Proposed IPO, other key employees, and directors that are outstanding at the time of the Proposed IPO, the material amendments to the award agreements that will be effective upon the effectiveness of the Proposed IPO are as follows:

•	eliminating the requirement to sign a stockholders agreement when the RSUs vest or stock options are exercised;

•	providing that the stock options and RSUs are subject to a revised 2011 Equity Incentive Plan, including the revised definition of Change in Control;

•	eliminating references that are generally specific to companies that are privately held; and

•

with respect to the RSU award agreements for Mr. Demetriou and Mr. Stack, providing for the identical rights as other named executive officers which allow the executive to net settle the RSUs upon vesting.

The above descriptions provide only a general overview and are qualified in their entirety by the actual agreements, plans and arrangements to which they relate.

We do not know when or if the Proposed IPO will be completed, and accordingly do not know when or if the amendments to the compensation arrangements described above will become effective since they are conditioned on, and effective immediately prior to, the effectiveness of the Proposed IPO. The foregoing shall not be construed as, and does not constitute, an offer to sell or the solicitation of an offer to buy securities of Aleris Corporation.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Date: July 7, 2011	/s/ Scott A. McKinley
By: Scott A. McKinley
Its: Senior Vice President and Controller